                                                                   EXHIBIT 10.13


[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION]









                            DISTRIBUTORSHIP AGREEMENT

                                     BETWEEN


                                    E. Merck
                             Frankfurter Strasse 250
                               D-6100 Darmstadt 1
                           Federal Republic of Germany

                                       AND

                        BIOSITE DIAGNOSTICS INCORPORATED
                          11030 Roselle Street, Suite D
                               San Diego, CA 92121


                                  July 27, 1992

                                Table of Contents




                                                                                                               Page
1.       DEFINITIONS..........................................................................................  1
         1.1      Agreement...................................................................................  1
         1.2      Confidential Information....................................................................  1
         1.3      Customer....................................................................................  1
         1.4      Market Segmentation.........................................................................  2
         1.5      Product.....................................................................................  2
         1.6      Territory...................................................................................  2
         1.7      Agencies....................................................................................  2

2.       APPOINTMENT AND SCOPE................................................................................  2
         2.1      Appointment.................................................................................  2
         2.2      Exclusivity.................................................................................  2
         2.3      Noncompetition..............................................................................  2
         2.4      Independent Purchaser Status................................................................  3
         2.5      Perishable Products.........................................................................  3

3.       TERMS AND CONDITIONS OF SALE.........................................................................  3
         3.1      Price.......................................................................................  3
         3.2      Terms of Sales..............................................................................  3
         3.3      Payments....................................................................................  4
         3.4      Orders......................................................................................  4
         3.5      Returned Goods..............................................................................  4
         3.6      Warranty....................................................................................  4

4.       COVENANTS OF MERCK...................................................................................  5
         4.1      Sales Promotion.............................................................................  5
         4.2      Expenses....................................................................................  5
         4.3      Promotional Materials; Package Inserts......................................................  5

         4.4      Import Licenses, Exchange Controls, and Other Governmental Approvals,
                  Compliance..................................................................................  6
         4.5      Local Laws and Regulations..................................................................  7
         4.6      Product Control.............................................................................  7
         4.7      Quarterly Reports...........................................................................  7
         4.8      Indemnification.............................................................................  7
         4.9      Products Liability Insurance................................................................  8

5.       OBLIGATIONS OF BIOSITE...............................................................................  8
         5.1      Sales Support...............................................................................  8
         5.2      Notification of Changes.....................................................................  8
         5.3      Assistance..................................................................................  8

6.       CONFIDENTIALITY AND PROPRIETARY RIGHTS...............................................................  8
         6.1      Confidentiality of Sales and Product Data...................................................  8
         6.2      Use of Patents..............................................................................  9
         6.3      Trademarks and Trade Names..................................................................  9
         6.4      Protection of Proprietary Rights............................................................ 10

7.       TERM AND TERMINATION................................................................................. 10
         7.1      Term........................................................................................ 10
         7.2      Termination................................................................................. 10
         7.3      Rights of Parties on Termination............................................................ 11

8.       CONCILIATION AND ARBITRATION......................................................................... 12
         8.1      Conciliation................................................................................ 12
         8.2      Arbitration................................................................................. 13

9.       GENERAL PROVISIONS................................................................................... 14
         9.1      Entire Agreement............................................................................ 14
         9.2      Authorization............................................................................... 14

         9.3      Compliance of AGENCIES and Subsidiaries..................................................... 15
         9.4      Notices..................................................................................... 15
         9.5      Expenses of Arbitration and/or Litigation................................................... 16
         9.6      Force Majeure............................................................................... 16
         9.7      Titles and Headings......................................................................... 16
         9.8      Assignments................................................................................. 16
         9.9      Successors and Assigns...................................................................... 17
         9.10     Severability................................................................................ 17
         9.11     Language.................................................................................... 17
         9.12     Applicable Law.............................................................................. 17
         9.13     Waiver...................................................................................... 17
         10.      EXHIBITS

                            DISTRIBUTORSHIP AGREEMENT


THIS DISTRIBUTION AGREEMENT is made as of this 27th day of July 1992, by and between BIOSITE DIAGNOSTICS INCORPORATED, a corporation organized and existing under the laws of the State of Delaware and with its principal offices at 11030 Roselle Street, Suite D, San Diego, California 92121, U.S.A. (BIOSITE) and E. Merck, a general partnership organized and existing under the laws of The Federal Republic of Germany and with its principal offices at Frankfurter Strasse 250, D-6100 Darmstadt 1, Federal Republic of Germany (MERCK).

                                    RECITALS

BIOSITE owns or controls the right to manufacture, sell and distribute its products described in Section 1.5 and desires assistance from MERCK in the promotion, sale and distribution of such products, and the parties desire to enter into this Agreement for the promotion, sale and distribution of such products upon the following terms and conditions.

                              TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of their mutual covenants and agreements contained herein, and the mutual benefits to be derived therefrom, it is agreed by the parties as follows.

1.       DEFINITIONS

1.1 AGREEMENT. The term "AGREEMENT" when used herein means this document and any exhibit or amendment thereto.

1.2 CONFIDENTIAL INFORMATION. The term "CONFIDENTIAL INFORMATION" when used herein shall mean technical and business information relating to the PRODUCTS and BIOSITE's business, including, where appropriate and without limitation, any information, patent disclosures, patent applications, structures, models, techniques, processes, compositions, compounds and apparatus relating to the same disclosed by BIOSITE to

         MERCK or obtained by MERCK through observation or examination of BIOSITE's information or developments, but only to the extent that such information is maintained as confidential by BIOSITE.

1.3 CUSTOMER. The term "CUSTOMER(S)" when used herein means any purchaser of PRODUCTS.

1.4 MARKET SEGMENTATION. The definitions of the MEDICAL SEGMENT and the INTERVENTION SEGMENT are included in EXHIBIT I.

1.5 PRODUCT. The term "PRODUCT(S)" when used herein means the products as described in EXHIBIT II.

1.6 TERRITORY. Subject to the provisions of EXHIBIT I, the term "TERRITORY" when used herein means the countries listed in EXHIBIT III.

1.7 AGENCIES. For the purpose of this AGREEMENT the term "AGENCIES" means all sole agents, either subsidiaries, partnerships and other entities directly or indirectly controlled by MERCK or independent distributors of Merck diagnostic products, located in the TERRITORY.

2.       APPOINTMENT AND SCOPE

2.1 APPOINTMENT. Subject to the terms and conditions and for the term of this AGREEMENT, BIOSITE hereby appoints MERCK as an independent distributor of BIOSITE's PRODUCT(S) in the TERRITORY. MERCK shall be the exclusive distributor of BIOSITE's PRODUCT(S) in the TERRITORY. MERCK hereby accepts such appointment and agrees to use its best efforts to promote, market, distribute and sell BIOSITE's PRODUCTS in the TERRITORY. MERCK and its subsidiaries will refrain from seeking customers, from establishing any branch and from maintaining any distribution depot or network for the sale of the

         PRODUCTS outside of the TERRITORY. MERCK will make reasonable efforts to see that its AGENCIES do not actively sell PRODUCT(S) outside of the TERRITORY.

2.2 EXCLUSIVITY. For purposes of Section 2.1 above, the term "exclusive" means that, subject to the terms and conditions of this AGREEMENT and as long as MERCK is in full compliance with its obligations hereunder, BIOSITE shall not appoint any other agents, representatives or distributors in the TERRITORY to promote or sell PRODUCTS to CUSTOMERS in the TERRITORY.

2.3 NONCOMPETITION. Unless specifically authorized in writing by BIOSITE, MERCK shall not start selling or offering for sale, or act as sales agent for the solicitation of orders for any products that are directly competitive with any of the PRODUCTS except for instrument-based reagents sold by MERCK in the TERRITORY, as of the date hereof. MERCK will make reasonable efforts to see that its AGENCIES and subsidiaries will comply with the provisions of this Section 2.3.

2.4 INDEPENDENT PURCHASER STATUS. MERCK is an independent purchaser and seller of the PRODUCTS. MERCK shall not act as an agent or legal representative of BIOSITE, nor shall MERCK have any right or power to act for or bind BIOSITE in any respect or to pledge its credit. MERCK shall be free to resell PRODUCTS in the TERRITORY on such terms as it may, in its sole discretion, determine, including, without limitation, price, returns, credits and discounts. The detailed operations of MERCK under this AGREEMENT are subject to the sole control and management of MERCK.

2.5 PERISHABLE PRODUCTS. MERCK acknowledges that the PRODUCTS are perishable, and will manage its inventory such that products are shipped throughout the TERRITORY to the extent reasonably practicable, on a first-in-first-out basis.

3.       TERMS AND CONDITIONS OF SALE

3.1      PRICE

         BIOSITE will initially charge MERCK a price as specified in EXHIBIT IV for each TRIAGE 7 Panel or TRIAGE 8 Panel kit, which shall consist of 25 PRODUCT units. Prices shall be subject to change by BIOSITE on 1-year's notice to MERCK.

         MERCK will pay BIOSITE for purchases within 30 days from date of invoice by BIOSITE to MERCK. All payments will be in US $. The exchange rate for Deutsche Marks is 1.65 Deutsche Marks for one US $.


         Currency fluctuations of greater than 10% from this exchange rate will be evaluated for stabilization within 90 days of the event. If stabilization does not occur, both parties agree to discuss an adjustment of price of PRODUCTS under this Section 3.1.




3.2 TERMS OF SALES. PRODUCTS will be shipped fca airport San Diego (Incoterms 1990) (=free carrier arrival) freight and insurance paid by MERCK. BIOSITE will notify MERCK of scheduled delivery dates by written acknowledgment of MERCK's order. BIOSITE will use its reasonable commercial efforts to meet quoted delivery dates. The lead time for shipping of PRODUCTS shall be 4 months after receipt of MERCK's order by BIOSITE. In the event BIOSITE is able to fill orders by MERCK in less than 4 months BIOSITE and MERCK shall agree upon a delivery of PRODUCTS in advance. MERCK will arrange for shipping and procure insurance at MERCK's expense and will ship all PRODUCTS from BIOSITE's facility in San Diego, California to MERCK's warehouse in Darmstadt, Federal Republic of Germany, or any other location determined by MERCK. MERCK will pay all taxes and charges, including without limitation all inspection fees and duties, applicable to the sale and transport of the PRODUCTS by MERCK in the TERRITORY.

3.3 PAYMENTS. All payments under this Agreement are to be made by MERCK to BIOSITE in US $ to BIOSITE's account in a financial institution located in the United States.


3.4 ORDERS. Prior to the AGREEMENT term and on the first day of each quarter during the AGREEMENT term MERCK will provide BIOSITE with a written forecast of MERCK's estimated purchase requirements for each quarter in the ensuing twelve month period. MERCK will be bound to purchase the forecast quantities for the first quarter of each such forecast to the end of the AGREEMENT term. In the event MERCK's orders exceed the previous forecast quantities by more than 50%, BIOSITE may reject to deliver those quantities in excess.



3.5 RETURNED GOODS. If PRODUCTS are not in accordance with the specifications stated in EXHIBIT II and fail to pass MERCK's quality control following the procedures as provided by BIOSITE upon arrival in Darmstadt, MERCK may either return complained PRODUCT(S) to BIOSITE or on BIOSITE's request dispose locally. In both cases all costs are to be borne by BIOSITE.


         Notwithstanding the foregoing, BIOSITE shall not be responsible for any PRODUCTS which fail to pass MERCK's quality control as a result of improper storage and handling during or after shipment to MERCK.

3.6      WARRANTY.

         a) Subject to Section 3.6 (b) below, BIOSITE warrants that the PRODUCTS will perform as stated in BIOSITE's PRODUCT(S) specifications and current PRODUCT insert (Revised January 3, 1992), included in EXHIBIT II hereof. BIOSITE's PRODUCT specifications are subject to change upon 30 days' notice to

                  MERCK, during which period BIOSITE shall consult with MERCK on such changes and will consider any comments MERCK has with regard to such changes, provided, however, that BIOSITE's PRODUCT will perform substantially as described in the specifications and PRODUCT insert included in EXHIBIT II.

         b) Other than as set forth in Section 3.6 (a) above, BIOSITE makes no express or implied warranty of merchantability, fitness for a particular purpose, against infringement of any trademarks, copyrights or other proprietary rights now or hereafter existing.

         c) BIOSITE warrants that to the best of its knowledge that there is no third party's patent right which could hinder MERCK exercising its rights under this agreement, in particular by distributing and selling the PRODUCTS in the Territory. BIOSITE warrants to defend and save harmless MERCK against any suit, damage claim or demand based on actual or alleged infringement of any patent of any third party in any country resulting from the breach of the warranty set forth in the preceding sentence and relating to the purchase of PRODUCT(S) from BIOSITE and/or from the sale of PRODUCT(S) by MERCK.

         d) MERCK will distribute PRODUCT(S) labeled by BIOSITE in the TERRITORY so as to include all warnings and instructions necessary for the proper use of the PRODUCT(S) and will not extend any other product warranty, express or implied, other than the warranty included in Sections 3.6 (a) to (c) above.

4.       COVENANTS OF MERCK

4.1 SALES PROMOTION. MERCK shall use its best efforts to promote the sale and use of the PRODUCTS by all existing and potential CUSTOMERS in the TERRITORY. MERCK will agree to provide complete training of MERCK's or AGENCIES' sales representatives in the use of the PRODUCTS.

4.2 EXPENSES. MERCK shall be responsible for all of its own expenses and employees. MERCK agrees that it shall incur no expense chargeable to BIOSITE, except as may be specifically authorized in advance in writing in each case by BIOSITE.

4.3 PROMOTIONAL MATERIALS; PACKAGE INSERTS. MERCK shall ensure that all advertising, promotional literature, packaging and package inserts comply with applicable laws and regulations. MERCK shall not use any advertising or promotional materials to promote the PRODUCTS or any packaging or package inserts that have not been approved by BIOSITE, which approval shall not be unreasonably withheld. MERCK shall prepare necessary translations of BIOSITE's sales literature, package inserts and labeling.

4.4 IMPORT LICENSES, EXCHANGE CONTROLS, AND OTHER GOVERNMENTAL APPROVALS, COMPLIANCE.

         a) MERCK shall, at its own expense: (i) obtain any registration, license, permit, governmental approval (collectively, "registration") that may be necessary to permit the purchase, distribution and resale by MERCK of PRODUCTS in each country in the TERRITORY; (ii) comply with all registration requirements for each country in the TERRITORY; (iii) comply with any and all governmental laws, regulations, and orders that may be applicable to MERCK by reason of its execution of this AGREEMENT including without limitation any requirement to be registered as BIOSITE's independent distributor with any governmental authority, and including any and all laws, regulations, or orders that govern or affect the ordering, export, shipment, import, sale (including government procurement), delivery, or redelivery of PRODUCTS in the TERRITORY. MERCK agrees that it shall not engage in any course of conduct that, in BIOSITE's reasonable belief, would cause BIOSITE to be in violation of the laws of any jurisdiction.

         b) BIOSITE shall perform all necessary measurements and provide every delivered pipette with a certificate of conformity in accordance with German governmental regulations (MEASURING LAW = EICHGESETZ). Subject to latter regulations, BIOSITE shall furnish the pipette with a stylized "H". (conformatory mark)

         c) All registrations will be made in the name of MERCK and shall remain the property of MERCK during the term of this AGREEMENT. BIOSITE shall be provided with a copy of all registrations and applications.

         d) In case of termination of this AGREEMENT BIOSITE may, at its option, take over the above mentioned registrations or, where necessary, obtain registration under BIOSITE's name at its own cost.

         In the event of any such termination of this AGREEMENT, MERCK agrees to continue distribution of PRODUCT(S) on the same terms and conditions in effect on the date of termination until BIOSITE (or BIOSITE's agent) is able to obtain any required registration for distribution of the PRODUCT(S) in the TERRITORY; provided, however, that the indemnification provisions set forth in Section 4.8 below will continue during such period. Upon any such termination, MERCK shall assign to BIOSITE and will use its best efforts to assist BIOSITE in the transfer to or obtaining of any such registration documents in the name of BIOSITE (or BIOSITE's agent) in a quick and efficient manner.

4.5 LOCAL LAWS AND REGULATIONS. MERCK shall notify BIOSITE of the existence and content of any mandatory provision of law in each country in the TERRITORY or any other applicable law that conflicts with any provision of this AGREEMENT at the time of its execution or thereafter. MERCK agrees to advise BIOSITE fully with respect to all regulations, labeling laws, standards, specifications and other requirements imposed by law, regulation or order in any country in the TERRITORY and applicable to the PRODUCTS. MERCK agrees to promptly inform BIOSITE should, in its opinion, any amendment or additional agreement be required or be advisable in order to comply with the laws of any country in the TERRITORY, or any subdivision thereof.

4.6 PRODUCT CONTROL. Each PRODUCT shipped by BIOSITE will contain numbers identifying manufacturing lot, expiry date for control purposes, and lot-specific quality control report.

4.7 QUARTERLY REPORTS. MERCK will provide BIOSITE with quarterly reports within 30 days of the end of each calendar quarter (January - March, April - June, July - September, October - December). The quarterly reports shall summarize PRODUCT sales during the preceding quarter for the countries in the TERRITORY.


4.8 INDEMNIFICATION. BIOSITE and MERCK mutually agree to indemnify each other and mutually hold the other party and its officers, directors and agents harmless against all losses, damages, or expenses of any form or nature, including attorneys' fees and other costs of legal defense that they, or any of them, may incur as a result of any acts or omissions of the other party or any of its employees or agents, including but not limited to:

         a)       breach of any of the provisions of this AGREEMENT

         b)       negligence or other tortious conduct;

         c) representations or statements not specifically authorized by BIOSITE or MERCK herein or otherwise in writing; or

         d) violation by BIOSITE or MERCK (or any of their employees or agents) of, or failure to adhere to, any applicable law, regulation or order in any country in the TERRITORY or of the United States.

                  The provisions of this Section 4.8 shall survive the termination of this AGREEMENT.

4.9      PRODUCTS LIABILITY INSURANCE

         BIOSITE and MERCK shall maintain products liability insurance for the PRODUCTS covering products liability which might arise from the development and manufacture of the PRODUCTS and the distribution, sale or use of the PRODUCTS in the TERRITORY.

5.       OBLIGATIONS OF BIOSITE


5.1 SALES SUPPORT. BIOSITE shall provide MERCK regularly with literature on PRODUCTS and technical information relating to the PRODUCTS and their proper use. Unless otherwise expressly agreed by BIOSITE, all such information and materials will be furnished in the English language and at no extra cost for MERCK.


5.2 NOTIFICATION OF CHANGES. BIOSITE shall notify MERCK of any changes in or affecting the PRODUCTS or prices, terms and conditions of sale, sales policies, projected delivery dates, and other matters that BIOSITE determines may affect the business of MERCK.


5.3 ASSISTANCE. BIOSITE shall provide MERCK with reasonable access to and assistance of its technical, sales, and service personnel in San Diego, California as BIOSITE deems appropriate. Such assistance shall be without charge to MERCK except as may be otherwise mutually agreed.


6.       CONFIDENTIALITY AND PROPRIETARY RIGHTS

6.1 CONFIDENTIALITY OF SALES AND PRODUCT DATA. MERCK shall hold in strict confidence all CONFIDENTIAL INFORMATION relating to the PRODUCTS received from BIOSITE or its agents and shall not divulge the same to any other person, firm, or corporation or use such CONFIDENTIAL INFORMATION for any purpose without the prior written permission of BIOSITE, except as reasonably required to perform its obligations under this AGREEMENT; provided, however, MERCK shall have no liability to BIOSITE with respect to use, or disclosure to others not parties to this AGREEMENT, of such information as MERCK can establish by written documentation to:

         a) Have been publicly known prior to the disclosure of such information to MERCK;

         b) Have become publicly known, without fault on the part of MERCK, subsequent to disclosure by BIOSITE of such information to MERCK;

         c) Have been otherwise known by MERCK prior to communication by BIOSITE to MERCK of such information; or

         d) Have been received by MERCK at any time from a source other than BIOSITE lawfully having the right to disclose such information.


         MERCK agrees that any disclosure of the CONFIDENTIAL INFORMATION within MERCK will only be such as is reasonably necessary and will only be to employees of MERCK who are bound by written agreements with MERCK to maintain the CONFIDENTIAL INFORMATION in confidence. The obligation of MERCK under this Section 6.1 shall survive termination of this AGREEMENT for any reason for a period of 5 years.


6.2 USE OF PATENTS. BIOSITE does not, either expressly or impliedly, grant any licenses to MERCK under any patents owned or controlled by BIOSITE or under which BIOSITE has any rights, except the right to sell and use the PRODUCTS. BIOSITE does not grant any rights to manufacture under this AGREEMENT.

6.3 TRADEMARKS AND TRADE NAMES. MERCK shall not use any of BIOSITE's trademarks, or any mark or name confusingly similar thereto, as part of its corporate or business name or in any manner, except that

         a) MERCK may identify itself as an authorized distributor of BIOSITE and

         b) MERCK may use BIOSITE's trademarks relating to the PRODUCTS for display purpose in connection with solicitation of orders for PRODUCTS. MERCK will not alter, remove or modify any BIOSITE trademarks, labels or markings, nor affix any other trademarks, labels or markings to the PRODUCTS without BIOSITE's consent; provided that MERCK may affix labels or other indices on PRODUCTS it distributes to identify it as the distributor of PRODUCTS so long as such labels do not cover and are not inconsistent with BIOSITE's trademarks, labels or markings. BIOSITE shall register its trademark "TRIAGE" in major countries of the TERRITORY as determined by BIOSITE. All trademark registrations will be paid by BIOSITE. No other MERCK labels, package inserts or other material shall accompany the PRODUCTS without the approval of BIOSITE.

6.4 PROTECTION OF PROPRIETARY RIGHTS. MERCK agrees to cooperate with and assist BIOSITE, at BIOSITE's expense, in the protection of trademarks, patents, or copyrights owned by or licensed to BIOSITE and shall inform BIOSITE immediately of any infringements or other improper action with respect to such trademarks, patents, or copyrights that come to the attention of MERCK.

7.       TERM AND TERMINATION


7.1 TERM. Unless terminated as provided in Section 7.2 below or by mutual written consent, this AGREEMENT shall continue in full force and effect for an initial term expiring five (5) years after the date hereof and thereafter shall be automatically renewed for successive one year terms, unless terminated by either party by written notice to the other at least six (6) months prior to the expiration of the initial or any renewal term thereof.

         It is understood and agreed that after the expiration of the initial or any renewal term, both BIOSITE and MERCK shall have no obligation, express or implied, to renew this AGREEMENT.

7.2 TERMINATION. This AGREEMENT may be terminated prior to expiration of the initial or any renewal term, as provided in Section 7.1 above as follows:


         a) By either party, in the event the other party should fail to perform any of its obligations hereunder and should fail to remedy such non-performance within thirty (30) calendar days after receiving written demand therefor;



         b) By either party, effective immediately, if the other party should become the subject of any voluntary or involuntary bankruptcy, receivership, or other insolvency proceedings or make an assignment of all or substantially all of its assets for the benefit of its creditors, or if such other party should be nationalized or have any of its material assets expropriated;


         c) By BIOSITE, effective immediately, with respect to any country if any law or regulation should be adopted or in effect that would restrict BIOSITE's termination rights, prohibit performance of any obligations of BIOSITE hereunder or otherwise invalidate any provisions hereof.

         d) By BIOSITE, if MERCK fails to meet the minimum annual purchase quantities as specified in EXHIBIT V during each of the calendar years indicated.

7.3 RIGHTS OF PARTIES ON TERMINATION. The following provisions shall apply on the termination or expiration of this AGREEMENT.

         a) MERCK shall cease all sales and other activities on behalf of BIOSITE and shall return to BIOSITE and immediately cease all use of any CONFIDENTIAL INFORMATION of BIOSITE then in MERCK's possession; provided however, that MERCK may continue to use any CONFIDENTIAL INFORMATION that falls within the proviso of
                  Section 6.1 (a) - (c).

         b)       Upon termination by BIOSITE after the initial term pursuant to
                  Section 7.1 above, BIOSITE will repurchase and MERCK agrees to sell BIOSITE MERCK's inventory of BIOSITE's PRODUCTS at MERCK's purchase price as defined in Section 3.1 plus reasonable freight, insurance and duties. Upon termination by BIOSITE or MERCK pursuant to Section 7.2 above, BIOSITE may, at its option, repurchase and MERCK agrees to sell MERCK's inventory of BIOSITE's PRODUCTS at MERCK's purchase price as defined in Section 3.1 plus reasonable freight, insurance and duties. In case BIOSITE is not willing to repurchase MERCK's inventory, MERCK is allowed to sell off the remaining stock of PRODUCTS.

         c) MERCK shall remove from its property and immediately discontinue all use, directly or indirectly, of trademarks, designs, and markings owned or licensed exclusively by BIOSITE, or any word, title, expression, trademark, design, or marking that is confusingly similar thereto.

         d) Notwithstanding Section 7.3 (c), in case of termination of this AGREEMENT, MERCK and BIOSITE will negotiate in good faith the continuation of the delivery of PRODUCTS due to still effective long-term contracts with CUSTOMERS in the TERRITORY. In case of termination of this AGREEMENT, BIOSITE warrants either to

                  - continue to sell PRODUCT(S) to such CUSTOMERS directly, or to

                  - enable MERCK to continue the purchase of PRODUCTS for CUSTOMERS holding such long term contracts, on the terms and conditions provided for under this AGREEMENT.

         e) In accordance with Section 4.4 (d), MERCK will assist BIOSITE in obtaining any registrations necessary for BIOSITE (or BIOSITE's agent) to continue selling PRODUCTS in the TERRITORY.

7.4 SOLE REMEDY. BIOSITE's repurchase of MERCK's inventory of PRODUCTS pursuant to Section 7.3 (b), or MERCK's right to sell such inventory if not so repurchased by BIOSITE, shall constitute MERCK's sole remedy for the termination or nonrenewal of this AGREEMENT. Under no circumstances shall BIOSITE be liable to MERCK by reason of termination or nonrenewal of this AGREEMENT for compensation, reimbursement, or damages for:

         a)       loss of prospective compensation;

         b)       goodwill or loss thereof; or

         c) expenditures, investments, leases, or any type of commitment made in connection with the business of such party or in reliance on the existence of this AGREEMENT.

8.       CONCILIATION AND ARBITRATION

8.1 CONCILIATION. The parties shall exercise their best efforts to settle between themselves in an amicable way any dispute, controversy or claim which may arise out of or in connection with this AGREEMENT within thirty days of notice of a dispute from the other party.

8.2 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this AGREEMENT, its negotiations, execution, interpretation, performance or termination, shall if not settled by the parties in accordance with Section 8.1 be referred to and resolved by arbitration.

         The arbitration shall be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules in New York, NY, according to the laws of the State of New York, and as follows:

         a) The arbitral tribunal shall be composed of three persons each of whom shall be neutral, independent and impartial. Each party shall nominate an arbitrator, and the two arbitrators so appointed shall appoint a third, who shall act as president of the arbitral tribunal. If either party fails to nominate an arbitrator within 30 days of receiving notice of the nomination of an arbitrator by the other party, such (second) arbitrator shall be appointed at the request of the first party by the American Arbitration Association. If the two arbitrators selected by the parties fail to select a third, presiding arbitrator within 20 days of the appointment of the second arbitrator, the third arbitrator shall be appointed at the request of the first party by the American Arbitration Association.

         b) The arbitrators shall hold a preliminary meeting with the parties within 30 days of the appointment of the third or presiding arbitrator for the purpose of determining the issues to be decided in the arbitration, the specific procedures to be followed and the schedule for briefing and/or hearings. The arbitrators shall hold a hearing which, unless the parties otherwise agree, should be recorded by stenographic or other means. Within 120 days of the preliminary meeting (except in extraordinary cases), the arbitrators shall issue an award in writing which shall state the reasons for the award and which, except as set forth in the following sentence, shall be final and binding between the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

         c) The parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators; that it shall be made and shall promptly by payable in U.S. dollars free of any tax, deduction or offset; and that any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement.

         d) The arbitrators shall render their decision in accordance with, the substantive laws of the State of New York, without regard to its choice of law rules.

                  Notwithstanding the foregoing sentence, questions concerning arbitrability under this dispute resolution clause shall be governed exclusively by the United States Arbitration Act. The arbitrators shall be empowered to consider and decide claims or issues arising under or relating to state and Federal statutes governing business practices, but shall not be empowered to nor shall they award punitive damages.

         e) As part of any arbitral award rendered pursuant to this paragraph, the arbitrators shall make an award of arbitral costs and reasonable attorneys' fees to the prevailing party.

9.       GENERAL PROVISIONS.

9.1 ENTIRE AGREEMENT. This AGREEMENT represents the entire AGREEMENT between the parties on the subject matter hereof and supersedes all prior discussions, agreements, and understandings of every kind and nature between them. No modification of this AGREEMENT will be effective unless in writing and signed by both parties.

9.2 AUTHORIZATION. BIOSITE and MERCK each represent and warrant to the other that:

         a) all corporate action on the part of BIOSITE or MERCK, as the case may be, and their officers and directors, necessary for the authorization, execution and delivery of this AGREEMENT and the performance of all of their obligations hereunder, has been taken prior to the date hereof;

         b) that the officer signing this AGREEMENT below is the duly authorized representative of BIOSITE and MERCK, as the case may be; and

         c) that this AGREEMENT constitutes a valid and legally binding obligation of BIOSITE or MERCK, as the case may be, enforceable in accordance with its terms, except as affected by

                  (i)      bankruptcy or insolvency laws, or

                  (ii)     equitable principles.

9.3      COMPLIANCE OF AGENCIES AND SUBSIDIARIES

         MERCK will make reasonable effort to have its AGENCIES comply with the provisions of this AGREEMENT.

9.4 NOTICES. All notices under this AGREEMENT shall be in English and shall be in writing and given by air mail or facsimile addressed to the parties at the following addresses:

         If to BIOSITE

                  BIOSITE Diagnostics Incorporated
                  11030 Roselle Street, Suite D

                  San Diego, California 92121

                  United States of America

                  Attn:  Kim D. Blickenstaff, President

                  With copy to:

                  Thomas E. Sparks, Jr.
                  Pillsbury Madison & Sutro

                  235 Montgomery St--P. O. Box 78 80

                  San Francisco, California 94120

                  United States of America

         If to MERCK:

                  E. Merck
                  Frankfurter Strasse 250

                  D - 6100 Darmstadt 1

                  Federal Republic of Germany

                  Attn: Dr. Walter Bardorff, General Manager Marketing and Sales Diagnostics Division.

         or to such other address of which either party may advise the other in writing. Notices will be deemed given when sent.

9.5 EXPENSES OF ARBITRATION AND/OR LITIGATION. Should any party institute any action or proceeding to enforce this AGREEMENT or any provision hereof, or for damages by reason of any alleged breach of this AGREEMENT or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

9.6 FORCE MAJEURE. Each party shall be excused from any delay or failure in performance caused by reason of any occurrence or contingency beyond its reasonable control, including, but not limited to an act of God, earthquake, labor disputes, riots, government requirements, regulatory and environmental requirements, inability to secure materials and transportation difficulties. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the time period equal to the period of such excusable delay.

9.7 TITLES AND HEADINGS. Titles and headings of sections of this AGREEMENT are for convenience of reference only and shall not affect the construction of any provision of this AGREEMENT.


9.8 ASSIGNMENTS. This AGREEMENT and the rights, duties and obligations hereunder may not be assigned by any party without the prior written consent of the other party. A merger, acquisition, or sale of all or substantially all of the assets of a party shall not be deemed an assignment requiring the consent of the other party hereto.


9.9 SUCCESSORS AND ASSIGNS. This AGREEMENT and the provisions hereof shall be binding upon and inure to the benefit of each of the parties and their respective heirs, executors, administrators, successors, and permitted assigns.

9.10 SEVERABILITY. The illegality or unenforceability of any provision of this AGREEMENT shall not effect the validity and enforceability of any legal and enforceable provisions hereof.

9.11 LANGUAGE. The English language version of this AGREEMENT shall govern and control any translations of this AGREEMENT into any other language.

9.12 APPLICABLE LAW. This AGREEMENT shall be construed and enforced in accordance with the laws of the State of New York without regard to New York choice of law rules.

9.13 WAIVER. MERCK agrees that the failure of BIOSITE at any time to require performance by MERCK of any of the provisions herein shall not operate as a waiver of the right of BIOSITE to request strict performance of the same or like provisions or any other provisions hereof, at a later time.

         IN WITNESS WHEREOF, BIOSITE and MERCK have caused this AGREEMENT to be executed by their duly authorized employees, as of the day and year first above written.

          BIOSITE DIAGNOSTICS              E. MERCK
          INCORPORATED

          by                               ppa                                  i.V.

          /s/ Kim D. Blickenstaff          /s/ Dr. Walter Bardorff        /s/ Dr. Roland Zeiger
          -----------------------          -----------------------        ---------------------
          Kim D. Blickenstaff              Dr. Walter Bardorff            Dr. Roland Zeiger

          President                        General Manager                Head of Department
                                           Marketing and Sales            Marketing and Sales
                                           Diagnostics Division           Clinical Chemistry and Systems
                                                                          Diagnostics Division
          (Title)                          (Title)                        (Title)

                                    EXHIBIT I

Notwithstanding the other provisions of this AGREEMENT, MERCK and BIOSITE agree that BIOSITE may, in consultation with MERCK, promote, market and sell PRODUCT(S) in the INTERVENTION SEGMENT in Germany directly using sales personnel of BIOSITE or any subsidiary of BIOSITE. BIOSITE shall take orders from such CUSTOMERS in the INTERVENTION SEGMENT in Germany, and shall negotiate the terms of sale for such CUSTOMERS including, without limitation, the quantity of PRODUCT(S) sold.

BIOSITE will inform MERCK by fax of every order received, including: (i) customer; (ii) quantity of kits; and (iii) selling price.

MERCK agrees to fill BIOSITE's orders for PRODUCT(S) in the INTERVENTION SEGMENT in Germany. MERCK will invoice the CUSTOMER and transfer the gross proceeds from such sales in the INTERVENTION SEGMENT less [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per kit ( 25 devices) to BIOSITE on a monthly basis in U.S. dollars in accordance with the rate of exchange set forth in Section 3.1, as adjusted by agreement of MERCK and BIOSITE. MERCK and BIOSITE agree that BIOSITE shall not sell in the MEDICAL SEGMENT and that MERCK shall not sell in the INTERVENTION SEGMENT in Germany.

MERCK and BIOSITE mutually agree, that Igoda S.A. (Spain) and Merck Clevenot S.A. (France) will use their best efforts to build the market and to meet the success criteria as follows:


Igoda S.A. (Spain)          400 test kits (25 test devices each) minimum
                            within the first 12 months

Merck Clevenot (France)     400 test kits (25 test devices each) minimum
                            within the first 12 months


In case these criteria are not met, the parties will negotiate an approach along the lines of the German model.


The INTERVENTION SEGMENT comprises:


-   prisons

-   parole programs

-   public and private sector workplace testing

- industrial work doctors, except MERCK customers as of the date of this AGREEMENT.

- U.S. military hospitals and on-site testing programs (i.e., Alcohol and Drug Coordination Centers [ADCO], recruiting centers)

- high school, college, university and professional sports programs and associations

-   government agencies and customs

-   public carriers

-   police and criminal police

-   blood drawing sites outside hospital

-   specific methadone programs outside the MEDICAL SEGMENT

The MEDICAL SEGMENT comprises:

- hospitals (including government, university, non-U.S. military and psychiatric hospitals)

-   non-U.S. military on-site testing programs

-   emergency rooms and ambulances

-   reference labs

-   industrial work doctors (MERCK customers), as of the date of this AGREEMENT

-   drug information centers

-   drug rehabilitation centers

-   methadone programs within the MEDICAL SEGMENT

-   health maintenance organizations

-   planned parenthood centers

-   private/public forensic institutes

-   private/commercial labs

-   medical specialists for laboratory diagnostics

-   physicians and physician group practices




                               EXHIBIT I continued


-   wholesale dealers

-   pharmacies

-   police doctors

                                   EXHIBIT II

                           (Product specifications)

Merck Cat. No. 16477

Products:  (a)  BIOSITE's Triage 7 Panel (the "Triage 7 Panel") for
                abused drugs which includes tests for the following abused drugs: Phencyclidine; Tetrahydrocannabinol; Cocaine; Amphetamines/Methamphetamines; Opiates; Benzodiazepines; and Barbiturates.

           (b) BIOSITE's proposed Triage 8 Panel (the "Triage 8 Panel") for abused drugs which includes tests for the following abused drugs: Phencyclidine; Tetrahydrocannabinol; Cocaine; Amphetamines/Methamphetamines; Opiates; Benzodiazepines; and Barbiturates and Methadone.

           (c) Any modified or improved versions of BIOSITE's Triage 7 Panel or Triage 8 Panel which BIOSITE offers to MERCK for sale in the TERRITORY.

Method of       The Triage(R) Panel for Drugs of Abuse is a competitive
analysis:       binding immunoassay in which a chemically labeled drug (drug conjugate) competes with drug which may be present in the urine for antibody binding sites. After a brief incubation, the reaction mixture is transferred to the membrane in the Detection
                Area. Free drug conjugate that is displaced from antibody binding sites by drug in the urine, binds to a zone of monoclonal antibody that is immobilized on the membrane. The membrane is washed to remove the unbound conjugate and clear the background. Test results are visually read.

                A positive specimen produces a distinct colored bar in the Drug Detection Zone adjacent to the drug name. A negative specimen does not produce a colored bar.

Shelf-life:     The current PRODUCT shelf-life is 9 months upon date of invoice.
                BIOSITE will use its best efforts to extend PRODUCT shelf-life to 12 months until market launch of the PRODUCT by MERCK, and to 18 months as soon as ongoing real-time stability tests provided results accordingly.

Storage: The reagents contained in the Triage(R) Panel for Drugs of Abuse should be stored at room temperature (15 degrees - 25 degrees C) and are stable until the date stamped on the outer box. MERCK is responsible for maintaining PRODUCT temperature during any shipment of the PRODUCT.

Package:        Triage(R)7 and Triage(R)8

                25 test cassettes/kit
                ---------------------
                Test Device     25 each
                Wash Solution   1 x 8 ml
                Pipet           1 each
                Pipet Tips      50 each

Artwork: The layouts for outer box, foil pouch and wash solution labels and the films for insert-sheets will be sent to BIOSITE by MERCK. Printing, packing and labeling by BIOSITE.

Reagents:       Mouse monoclonal antibodies against Phencyclidine
                Benzodiazepines, Cocaine, Amphetamines/Methamphetamines,
                Tetrahydrocannabinol, Opiates and Barbiturates immobilized on a membrane.

                Mouse monoclonal antibodies against Phencyclidine, Benzodiazepines, Cocaine, Amphetamines/Methamphetamines,
                Tetrahydrocannabinol, Opiates and Barbiturates lyophilized in a protein matrix containing (less than) 0.01% sodium azide.

                Lyophilized TRIS and TRIS X HCI buffer (final concentration 200 mmol/1)

Reagents Wash   100 mmol/1      Boric acid
Solution:       150 mmol/1      Sodium Chloride
                0.02%           Triton X-100
                0.02%           Sodium Azide

Certificates:   BIOSITE shall provide MERCK with a notarially certified copy of a certificate confirming that BIOSITE produces according to GMP
                (Good Manufacturing Practice) for all products listed above.

Quality         A lot-specific quality-control report sheet is provided by
control:        BIOSITE with each shipment.

                A Quality control test procedure (QTP) is provided by BIOSITE.

Price per kit:  See EXHIBIT IV.


                      [See also PRODUCT insert, attached.]

                                   EXHIBIT III

                                   (Territory)



COUNTRIES:

Europe: Including but not limited to, Germany, Austria, Switzerland, France, Spain, Portugal, Italy, Belgium, Netherlands and Luxembourg, Scandinavia, UK, Ireland, Turkey, Slovenia, Croatia, Yugoslavia

East Europe:    Former Warsaw Pact Countries, including CIS (former USSR)

Middle East:    Israel, Syria, Saudi-Arabia, Iran, Iraq, Kuwait, United Arab
                Emirates

North Africa:   Egypt, Tunisia, Libya, Algeria, Morocco

Republic of South Africa

Pakistan, India

                                   EXHIBIT IV


                                     (Price)


BIOSITE and MERCK agree to following transfer prices for the PRODUCTS as defined in EXHIBIT II fca airport San Diego, CA.

These prices are valid from the date of signature of this AGREEMENT, subject to
Section 3.1.

TRIAGE(R) 7:                [CONFIDENTIAL MATERIAL REDACTED AND FILED
                            SEPARATELY WITH THE COMMISSION]per test kit (25 test devices) including packaging and labeling.

TRIAGE(R) 8:                [CONFIDENTIAL MATERIAL REDACTED AND FILED
                            SEPARATELY WITH THE COMMISSION] per test kit (25 test devices) including packaging and labeling.

                                    EXHIBIT V


BIOSITE and MERCK mutually agree on the following minimum quantities of test devices to be purchased by MERCK from BIOSITE in the calendar year indicated including those being sold directly by BIOSITE to CUSTOMERS in the TERRITORY, as defined in EXHIBIT I.

  1. Calendar year 1993: 70,000

  2. Calendar year 1994: 90,000

  3. Calendar year 1995: 130,000

  4. Calendar year 1996: 150,000 to 200,000

  5. Calendar year 1997: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

Calendar year 1996 and 1997 quantities are non-binding forecasts and will be renegotiated at the end of calendar year 1995 but in any case the quantities for 1996 and 1997 should be no less than [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of the actual purchases of the previous calendar year.

                                 FIRST AMENDMENT

                        TO THE DISTRIBUTORSHIP AGREEMENT

between

E. Merck, Frankfurter Strasse 250, 6100 Darmstadt, Federal Republic of Germany - hereinafter called MERCK - and BIOSITE DIAGNOSTICS INCORPORATED, 11030 Roselle Street, Suite D, San Diego, CA 92121, United States of America - hereinafter called
BIOSITE -

PREAMBLE

WHEREAS, both parties have concluded a Distributorship Agreement on July 27, 1992;

WHEREAS, due to a change in the distribution policy of BIOSITE, MERCK shall also be the exclusive distributor of BIOSITE in the Federal Republic of Germany and Latin America;

NOW, THEREFORE, in consideration of the premises and of the mutual promises of the parties hereinafter set forth, the parties agree to the following changes of the Distributorship Agreement:

Section 1

Section 1.4 will be deleted.

Section 2

Section 1.6 will read:

The term "TERRITORY" when used herein means the countries listed in Exhibit III.

Section 3

EXHIBIT I will be deleted.

Section 4

The following additional countries will be added to Exhibit III

Latin America:   Including, but not limited to: Argentina, Brazil, Chile,
Mexico, Peru, Venezuela

Section 5

Exhibit IV (Price) will be amended the following way:

BIOSITE and MERCK agree to the following transfer prices for the PRODUCTS purchased and distributed in Latin America by Latin American affiliates of
MERCK:

Triage(R) 7:               [CONFIDENTIAL MATERIAL REDACTED AND FILED
                           SEPARATELY WITH THE COMMISSION] for each 25 cassette kit and [CONFIDENTIAL MATERIAL REDACTED
                           AND FILED SEPARATELY WITH THE COMMISSION] for each 10 cassette kit

Triage(R) 8:               [CONFIDENTIAL MATERIAL REDACTED AND FILED
                           SEPARATELY WITH THE COMMISSION] for each 25 cassette kit and [CONFIDENTIAL MATERIAL REDACTED
                           AND FILED SEPARATELY WITH THE COMMISSION] for each 10 cassette kit

BIOSITE will be responsible for remitting a commission to MERCK (Darmstadt) of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per 25 cassette kit and [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per 10 cassette kit purchased by Latin American affiliates of MERCK by August 15 for purchases during the period January 1 through June 30 and by February 15 for purchases during the period July 1 through December 31 during the term of this agreement. Payment of the commission may be in the form of cash, credit note, or no-charge kits shipped to MERCK (Darmstadt), at the discretion of BIOSITE.

Section 6

EXHIBIT V will be changed and amended the following way:

1. BIOSITE and MERCK mutually agree on the following minimum quantities of test devices to be purchased by MERCK from BIOSITE in the calendar year indicated:


                  1.       Calendar year 1993:         70,000

                  2.       Calendar year 1994:         90,000

                  3.       Calendar year 1995:         130,000

                  4.       Calendar year 1996:         150,000 TO 200,000


                  5.       Calendar year 1997:         [CONFIDENTIAL MATERIAL
REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

         Calendar year 1996 and 1997 quantities are non-binding forecasts and will be renegotiated at the end of calendar year 1995 but in any case the quantities for 1996 and 1997 should be no less than [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of the actual purchases of the previous calendar year.

2. MERCK and BIOSITE mutually agree that Igoda S.A. (Spain) and Merck Clevenot S.A. (France) will use their best efforts to build the market and to meet the success criteria as follows:


         Igoda S.A. (Spain)           400 test kits (25 test devices each)
                                      minimum within the first 12 months

         Merck Clevenot (France)      400 test kits (25 test devices each)
                                      minimum within the first 12 months


         If MERCK fails to meet said success criteria for Igoda S.A. (Spain) and Merck Clevenot S.A. (France) the parties will negotiate an amendment to the Distributorship Agreement.



Darmstadt, 10 November                           San Diego, /s/ Kim Blickenstaff
                                                           ---------------------

MERCK                                              Biosite Diagnostics
                                                   Incorporated

ppa                               i.V.


 /s/ Dr. Bardorff                /s/ Dr. Reckman
 ----------------                ---------------
Dr. Bardorff                     Dr. Reckmann        Mr. Blickenstaff

                                SECOND AMENDMENT

                        TO THE DISTRIBUTORSHIP AGREEMENT

between

E. Merck, Frankfurter Strasse 250, 64271 Darmstadt, Federal Republic of Germany
- hereinafter called MERCK - and BIOSITE DIAGNOSTICS INCORPORATED, 11030 Roselle Street, Suite D, San Diego, CA 92121, United States of America - hereinafter called BIOSITE

PREAMBLE

WHEREAS, both parties have concluded a Distributorship Agreement on July 27, 1992;

WHEREAS, BIOSITE and MERCK have agreed to a reduction of the transfer prices for the PRODUCTS as defined in EXHIBIT II;

NOW, THEREFORE, in consideration of the premises and of the mutual promises of the parties hereinafter set forth, the parties agree to the following changes of the Distributorship Agreement:

Section 1

EXHIBIT IV (Price) will be amended the following way:

BIOSITE and MERCK agree to the following transfer prices for the PRODUCTS as defined in EXHIBIT II fca airport San Diego, CA.


These prices are valid from January 1, 1994 for one year.


Triage(R) 6:               [CONFIDENTIAL MATERIAL REDACTED AND FILED
                           SEPARATELY WITH THE COMMISSION] US$ per 25-test kit and [CONFIDENTIAL MATERIAL REDACTED AND FILED
                           SEPARATELY WITH THE COMMISSION] US$ per 10-test kit including packaging and labeling.

Triage(R) 7:               [CONFIDENTIAL MATERIAL REDACTED AND FILED
                           SEPARATELY WITH THE COMMISSION] US$ per 25-test kit and [CONFIDENTIAL MATERIAL REDACTED AND FILED
                           SEPARATELY WITH THE COMMISSION] US$ per 10-test kit including packaging and labeling.

Section 2

EXHIBIT V will be amended the following way:

The 1994 minimum quantity of test cassettes to be purchased by MERCK and its affiliates will be 90,000 cassettes.



The transfer price and the minimum purchase quantities for 1995 through 1997 remain as in the Distributorship Agreement subject to discussion based on actual experiences in 1994.


Darmstadt, 12 January 1994

MERCK                                                   Biosite Diagnostics
ppa                            i.V.                     Incorporated


 /s/ Dr. Bardorff          /s/ Dr. Reckman              /s/ Kim D. Blickenstaff
 ----------------          ---------------              -----------------------

Dr. Bardorff                  Dr. Reckmann              Mr. Blickenstaff

11.12.95                                                      [MERCK logo]
DIAG M
Dr. B. Utz
6120
781337                                    Merck KGaA   Darmstadt   Deutschland
                                          ------------------------------------


AMENDMENT TO THE DISTRIBUTORSHIP AGREEMENT



between
Merck KGaA, Frankfurter Str. 250, 64271 Darmstadt, Federal Republic of Germany - hereinafter called MERCK - and BIOSITE DIAGNOSTICS Incorporated, 11030 Roselle Street, San Diego, CA 94121, United States of America - hereinafter called BIOSITE.


BIOSITE agrees to invoice MERCK at [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per device for TRIAGE(R) 7 and TRIAGE(R) 8 beginning November 1, 1995. The price shall be subject to change by BIOSITE on 1-year's notice to MERCK.

BIOSITE and MERCK mutually agree on the quantity of 150,000 test devices to be purchased by MERCK from BIOSITE in 1996 including those being sold directly by BIOSITE to CUSTOMERS in the TERRITORY, as defined in EXHIBIT I, and Thailand.

The non-binding forecast for 1997 of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] test devices will be renegotiated at the end of the year.


This amendment will replace the EXHIBITS IV and V in the distributorship agreement.



Besides this, the terms and conditions of the distributorship agreement and its amendments are applicable.



Darmstadt, 11th December 1995

Merck KGaA                                               Biosite Diagnostics

i.V.                                i.V.                 President

/s/ Dr. Reckman                 /s/ Dr. Utz           /s/ Kim Blickenstaff
---------------                 -----------           --------------------
   (Dr. Reckmann)                  (Dr. Utz)             (Kim Blickenstaff)